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                                                                Exhibit 10.9

GREAT LAKES HIGHER EDUCATION CORPORATION
                               2401 INTERNATIONAL LANE, MADISON, WISCONSIN 53704

                             Student Loan Guaranty

        (For Loans to Students and Parents Under Title IV Part B of the
                   Higher Education Act of 1965 as amended)

Definitions: The term guarantor used herein shall mean the Great Lakes Higher Education Corporation. Corporation shall mean Great Lakes Higher Education Corporation. Lender shall include the undersigned and any eligible lender who becomes the assignee, pursuant to applicable statutes and regulations, of loans to students and parents granted under Title IV, Part B of the Higher Education Act of 1965, as amended (the "Act").

Applicability. The benefits provided under this guaranty are applicable to any loan guaranteed under the Act. Within such limits as may be established herein and/or within such limits as the guarantor shall from time to time establish, the guarantor agrees to pay, upon proper notice of death, permanent and total disability or default, the outstanding principal and interest due to the lender upon any student or parent loan covered by this guaranty.*

Limitations. This guaranty is subject to all applicable federal statutes and administrative regulations. This guaranty is further subject to such limitations and procedures as are, or may be, established by Rules and Regulations of the Great Lakes Higher Education Corporation (the "Corporation Rules and Regulations"). All applicable federal statutes and regulations and Corporation Rules and Regulations as they may from time to time be amended are made a part of this guaranty and incorporated herein.

The obligations of the lender as set forth in this guaranty shall constitute conditions precedent to any obligation on the part of the guarantor.

Obligations of the Lender:

(a) The lender shall be an eligible lender under the Act and federal regulations.
(b) The lender shall exercise due diligence as defined under the Act and federal regulations and within the meaning of the Corporation Rules and Regulations.
(c) The lender shall comply with all applicable federal statutes and regulations.
(d) The lender shall notify the Corporation promptly of any change of name by the lender, or assignment of the lender's interest under this guaranty.
(e) Any assignments of any interest of the lender under this guaranty shall be only to appropriate eligible lenders and shall be in compliance with all applicable provisions of federal statutes and regulations and Corporation Rules and Regulations.
(f) The lender shall cooperate with the Corporation, the department of education and any other appropriate federal agency in the collection of any defaulted student or parent loan.
(g) The lender shall assist eligible borrowers in securing reductions on obligations to pay interest on loans made by, or assigned to, the lender which reductions the borrowers may be eligible to receive under applicable federal statutes and regulations and the Corporation Rules and Regulations.

Termination. This guaranty may be terminated by the lender as to any loans made by the lender following not less than thirty days written notice to the Corporation. This guaranty may be terminated by the Great Lakes Higher Education Corporation in the manner provided for by the Corporation Rules and Regulations. The termination of this guaranty shall not affect the coverage of any loans subject to this guaranty which were made prior to the date of termination.

* Notwithstanding the foregoing, default claims with respect to loans first disbursed on or after October 1, 1993, shall be paid at ninety-eight percent (98%) of the outstanding principal and



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interest due to the lender, or such lesser rate, if any, as may be provided in
Section 428(b)(1)(G) of the Higher Education Act of 1965, as amended. Specifically, and without limitation, this guaranty shall not apply to any loan which is not eligible for reinsurance as a result of school based defenses or other defenses to enforceability under state or federal law. Payment hereunder is expressly limited to monies constituting the guarantor's Guaranty Reserve Fund as established in accordance with the regulations governing the Federal Family Education Loan Program as found in 34 CFR 682.410(a)(1) or as provided under Title IV, Part B, Section 432(o) of the Higher Education Act of 1965, as amended.

                              Great Lakes Higher Education Corporation

                              By: /s/                         7/15/97
                                  -----------------------   --------------
                                     Authorized Officer         Date



The above Guaranty is hereby accepted this 10th day of July, 1997

Exact Corporate Title First Bank National Association as Trustee for Education
                      --------------------------------------------------------
Loans Inc.
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By  /s/ Beth Dinndorf                Title of Officer  Senior Vice President
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Employer Identification Number  41-0256895   Lender Number     833405
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